Exhibit 21.1

EXHIBIT 21  -  TYCO INTERNATIONAL LTD.  -  28 SEPTEMBER 2012

COUNTRY	ENTITY NAME	STATE

Argentina	ADT Security Services S.A. (Argentina)
Sensormatic Argentina S.A.
Tyco Services S.A. (Argentina)

Australia	A.C.N. 000 343 019 Pty Limited
ADT Wireless Pty Limited
Complete Engineering Group Pty Ltd
Fire Control Pty Limited
P A Pacific Pty Limited
Prindon Holdings Pty Limited
Rindin Enterprises Pty Limited
Sensormatic Australia Pty Limited
Signature Holding Company Pty Limited
Signature Security Group Holdings Pty Limited
Signature Security Group Pty Limited
Simplex International Pty Limited
Tyco Australia Pty Limited
Tyco Fire & Security Pty Limited
Tyco International Pty Limited
Tyco International Security Group Pty Limited
Tyco Projects (Australia) Pty Limited
Wormald and ADT Australia Pty Limited

Austria	ADT-Sensormatic Ges.m.b.H.
Tyco Building Services Products (Austria) GmbH
Tyco Fire & Integrated Solutions GmbH (Austria)

Bahamas	Tyco International Asia Inc. (Bahamas)
Tyco Shares Ltd.
World Services Inc.

Barbados	Exeter Holdings Limited
Tyco Worldwide Holdings Ltd.

Belgium	CIPE Belgium S.A. (or NV)
DSC International S.A.
Tyco Fire & Integrated Solutions N.V.
WHICH Belgium S.A.

Bermuda	Tyco Capital Holdings Ltd.
Tyco Capital Ltd.

COUNTRY	ENTITY NAME	STATE

Bermuda	Tyco Delta Limited
Tyco Holdings (Bermuda) No. 12 Limited
Tyco Holdings Limited
Tyco International Middle East Limited
Tyco Kappa Limited
Tyco Omega Limited
Willoughby Assurance Ltd.

Brazil	ADT Security Services do Brasil Ltda
Alarm-Tek Comercio E Participacoes Ltda.
Alarm-Tek do Brasil Sistemas de Vigilancia Ltda.
Figgie do Brasil Industria e Comercio Ltda.
Mojonnier do Brasil Industria e Comercio de Equipamentos Ltda.
S.E.C. do Brasil Ltda.
Senelbra Industria, Comercio e Servicos Ltda. (51%)
Sensorbrasil Comercio e Locacoes Ltda.
Sensormatic do Brasil Eletronica Ltda. (51%)
Tyco Fire Protection Servicos do Brasil Ltda.
Tyco Services Ltda.

Brunei Darussalam	Indeco Services Sdn Bhd

Bulgaria	Elpas Bulgaria EOOD

Canada	ADT Canada Holdings Limited
ADT Finance Inc.
Intercon Security Limited
S E C Investments of Canada Ltd.
SecurityLink Ltd.
Sensormatic Canada Incorporated
TEPG Canada Inc.
Tyco Integrated Security Canada, Inc.
Tyco International Canada Pool Corporation
Tyco International of Canada Ltd.
Tyco Safety Products Canada Ltd.

Cayman Islands	Sensormatic Cayman Finance Ltd.

Chile	ADT Security Services S.A. (Chile)
Simplex S.A.
Tyco Services S.A. (Chile)

China	ADT Macau Limited
ADT Security Services Co., Ltd. (90%)
ADT Security Systems (Shanghai) Co., Ltd. (90%)

COUNTRY	ENTITY NAME	STATE

China	Ansul Fire Equipment (Shanghai) Co., Ltd
Beijing Reliance Machinery and Electric Engineering Co., Ltd.
Dalian Reliance Machinery and Electric Engineering Co., Ltd.
Jilin Reliance Machinery and Electric Engineering Co., Ltd.
Shanghai Eagle Safety Equipment Ltd.
Shenyang Reliance Machinery and Electric Engineering Co., Ltd.
Tyco Fire & Integrated Systems (Guangzhou) Co., Ltd.
Tyco Fire & Security (Beijing) Co., Ltd.
Tyco Fire & Security (Tianjin) Ltd
Tyco Fire & Security Services International Trading (Shanghai) Co. Ltd
Tyco Fire, Security & Services (Macau) Limited
Tyco Flow Control Trading (Shanghai) Ltd.
Tyco Safety Products (Shanghai) Co., Ltd.
Xiamen Reliance Fire Service Co., Ltd.
Xiamen Reliance Investment Management Co., Ltd.
Xiamen Reliance Machinery and Electric Engineering Co., Ltd. (51%)

Colombia	Tyco Services S.A. (Colombia)

Costa Rica	ADT Security Services, S.A. (Costa Rica)
Tyco Ingenieria y Construccion S.A.

Czech Republic	Feuerloschgerate Neuruppin CZ, s.r.o.
Tyco Fire & Integrated Solutions s.r.o., clen koncernu Tyco

Denmark	Tyco Holding VIII (Denmark) ApS
Tyco Integrated Systems (Denmark) ApS
Water Holding (Denmark) ApS

Fiji	Tyco Fiji Limited

Finland	Scott Health & Safety Oy
Scott Technologies Health & Safety Oy

France	Isogard SAS
LPG France SAS
Tyco Building Services Products S.A.S. (France)
Tyco Europe S.A.
Tyco Fire & Integrated Solutions France
Tyco Safety Products France SARL

Germany	ADT Deutschland GmbH
ADT Protecco GmbH
ADT Secured Payments GmbH
ADT Sensormatic GmbH

COUNTRY	ENTITY NAME	STATE

Germany	ADT Service-Center GmbH
CKS Security GmbH
CKS Systeme GmbH & Co. KG
COSMOS Feuerloeschgeraetebau GmbH
Feuerloeschgeraete GmbH Neuruppin
FLN Feuerloschgerate Neuruppin Vertriebs GmbH
Fondermann GmbH
Helmut Geissler Glasinstrumente GmbH
Inter-Brandschutz GmbH
NEUHAUS Feuerloschgerate GmbH
Total Feuerschutz GmbH
Total Walther Beteiligungsgesellschaft mbH
Total Walther Feuerschutz Loschmittel GmbH
Total Walther GmbH, Feuerschutz und Sicherheit
Trade GmbH
Tyco Building Services Products (Germany) GmbH
Tyco Building Services Products Division GmbH
Tyco Fire & Security Holding Germany GmbH
Tyco Holding GmbH
Tyco Second Holding GmbH
Visonic Sicherheitstechnik GmbH
WOPF Befestigungselemente GmbH

Gibraltar	Stralen Investments Limited
Tyco International (Gibraltar) II Limited
Tyco International (Gibraltar) IV Limited

Guatemala	ADT Sistemas de Seguridad, S.A. (Guatemala)
Grinnell Sistemas de Proteccion Contra Incendio S.A. (Guatemala)
Tyco Ingenieria y Construccion S.A. (Guatemala)

Hong Kong	ADT Hong Kong Limited
ATS Technology (Hong Kong) Limited
Sensormatic Far East Limited
Sensormatic Hong Kong Limited
Thorn Security (Hong Kong) Limited
Tyco Engineering & Construction (Hong Kong) Limited
Tyco Fire and Security Services China Limited
Union Spirit Enterprises Limited
Wormald Engineering Services Limited

Hungary	Tyco Building Services Products (Hungary) Kft

India	Sakhi-Raimondi Valves (India) Pvt Ltd (76.03)
Tyco Fire & Security India Private Limited

COUNTRY	ENTITY NAME	STATE

India	Tyco Safety Products (India) Private Limited

Ireland	ACE Alarm Systems Limited
ADT Fire and Security Limited
ADT Limited
Brangate Limited
Fondermann & Co. (Ireland) Limited
Mather & Platt (Ireland) Limited
Obsidian HCM Holdings Ireland
Obsidian HCM Med Holdings Ireland
Obsidian HCM Med International Holdings
Plateau Automation Limited
SEC Investments of Ireland
Sensormatic Electronics Corporation (Ireland) Limited
Sensormatic European Distribution Limited
Sensormatic R&D Limited
Tyco Far East Holdings Limited
Tyco International Finance Ireland
Tyco Ireland Limited

Ireland, Northern	Controlled Electronic Management Systems Limited
Intellectual Systems Ltd.

Isle of Man	Obsidian HCM Med Isle of Man

Israel	Elpas Solutions Ltd.
Visonetix Ltd.
Visonic Ltd.
Visonic Marketing (1988) Ltd.
Visonic Solutions Ltd.

Italy	ADT Fire & Security Italia S.p.A.
Bentel Security S.r.l.
Sabo Foam Srl
Tyco Building Services Products (Italy) S.r.l.

Luxembourg	ADT Finance S.A.
ADT Luxembourg S.A.
Tyco International Finance S.A.
Tyco International Group S.A.
Tyco International Holding S.a.r.l.

Malaysia	ADT Services (M) Sdn. Bhd.
Life Engineering Sdn. Bhd.
Tyco Fire, Security & Services Malaysia Sdn Bhd

COUNTRY	ENTITY NAME	STATE

Malaysia	Tyco Flow Control (Malaysia) Sdn. Bhd.
Tyco Grinnell KM Sdn. Bhd.
Tyco Services Malaysia Sdn. Bhd.

Mauritius	Tyco Asia Investments Limited

Mexico	ADT Holding de Mexico, S.A. de C.V.
ADT Integrated Solutions, S.A. de C.V.
ADT Private Security Services de Mexico, S.A. de C.V.
ADT Security Services, S.A. de C.V.
Ansul Mexico, S.A. de C.V.
S.L.K. Alarm Services, S.A. de C.V.
Sensormatica, S. de R.L. de C.V.
Simplex Grinnell, S.A. de C.V.
Tyco Engineering & Construction, S.A. de C.V.
Tyco International de Mexico, S. de R.L. de C.V.
Tyco Services, S.A. de C.V. (Mexico)

Namibia	ADT Security Namibia (Proprietary) Limited

Netherlands	AIM Nederland B.V.
Pritchard Services Group BV
Protector Technologies BV
Sensormatic B.V.
Sensormatic Distribution & Holdings B.V.
Sensormatic Investments Associates B.V.
Tyco Building Services Products B.V.
Tyco Fire & Security Nederland BV

New Zealand	Armourguard Security Limited
Sensormatic New Zealand Limited
Tyco New Zealand Limited

Norway	Tyco Building Services Products (Norway) AS
Tyco Fire & Integrated Solutions (Norway) AS

Pakistan	Tyco Fire & Security Pakistan (PVT) Ltd.

Philippines	Tyco PIECO Corporation, Inc.

Poland	Visonic Sp.Zo.o. Ltd.

Portugal	L.P.G. Portugal - Sistemas de Proteccao Contra Incendios, Unipessoal, Lda.
Sensormatic Proteccao Contra Furto, Lda
Tyco Integrated Systems (Portugal), Unipessoal Lda

COUNTRY	ENTITY NAME	STATE

Puerto Rico	SecurityLink of Puerto Rico, Inc.
Sensormatic del Caribe, Inc. (Puerto Rico)
Tyco Integrated Security Puerto Rico, Inc.

Russia	Limited Liability Company ADT Security Solutions

Scotland	WM Fire Protection Limited

Singapore	Central Spraysafe Company Pte Ltd
TEPG Pte Ltd
Tyco Building Services Pte. Ltd.
Tyco Fire & Building Products Asia Pte. Ltd.
Tyco Fire, Security & Services Pte. Ltd.

Slovak Republic	Tyco Fire & Integrated Solutions (Slovakia) s.r.o.

South Africa	ADT Kusela (Pty) Ltd (74%)
ADT Security (Proprietary) Limited (South Africa)
ADT Security Guarding (Proprietary) Limited
Ansul South Africa (Proprietary) Limited
Sentry Response (Pty) Ltd
TM Monitoring (Pty) Ltd

South Korea	ADT Caps Co., Ltd.
ADT Security Co., Ltd.
Capstec Co., Ltd.
Dong Bang Electronic Industrial Co. Ltd.
Seaplus Co., Ltd.
Tyco Fire & Security Services Korea Co., Ltd.
Tyco Marine Services Korea Company Limited

Spain	ADT Espana Servicios de Seguridad, S.L.
LPG Prevencion y Proteccion de Explosiones, S.L.
LPG Tecnicas en Extincion de Incendios, S.L.
Sensormatic Electronics Corporation S.A.
Sensormatic Electronics Corporation Services SA
Visonic Iberica de Seguridad, S.L.
Wormald Mather & Platt Espana, S.A.

Sri Lanka	A&E Products Lanka (PVT) Ltd

Sweden	Svenska Skum International AB
Tyco Building Services Products (Sweden) AB

Switzerland	ADT Services GmbH

COUNTRY	ENTITY NAME	STATE

Switzerland	Swiss Alertis AG
Tyco Fire & Integrated Solutions (Schweiz) AG
Tyco Fire & Security AG
Tyco International FH (Switzerland) GmbH
Tyco International Finance Group GmbH
Tyco International Finance Holding GmbH
Tyco International Holding S.a.r.l., Luxembourg (LU), Schaffhausen Branch
Tyco International Ltd.
Tyco International Services Holding GmbH
Tyco Italy (Switzerland) GmbH
Tyco-ADT Security Services AG

Taiwan	ADT Security Services Ltd
Shurjoint Piping Products, Inc.
Shurjoint Taiwan, Inc.
Tyco Fire, Security & Services Taiwan Limited

Thailand	ADT Sensormatic (Thailand) Co., Ltd.
WHC Holdings Limited

Turkey	MCS Yangin Guvenlik Sistemleri Mumessillik ve Dis Ticaret Anonim Sirketi

United Kingdom	ACE Security (Derbys) Limited
ADT (UK) Holdings PLC
ADT (UK) Limited
ADT Finance PLC
ADT Fire and Security PLC
ADT Group PLC
ADT South Africa Holding Limited
ADT Trustees Limited
ADT UK Investments Limited
American District Telegraph Services International Limited
Atlas Fire Engineering Limited
Audix Systems Limited
Automated Loss Prevention Systems Limited
Automated Security (Holdings) PLC
Automated Security Limited
Britannia Security Group Limited
C.E. Security Systems Limited
Central Spraysafe Company Limited
Control Equipment Limited
Farnham Limited
Figgie (G.B.) Ltd.
Figgie (U.K.) Limited
Figgie Sportswear (U.K.) Limited

COUNTRY	ENTITY NAME	STATE

United Kingdom	Figgie Sportswear Limited
Garfield Security Systems Limited
Grinnell (U.K.) Limited
How Fire Limited
JEL Building Management Limited
Kean and Scott Limited
Kingsclere Investments Ltd.
LPG Fire Limited
Macron Safety Systems (UK) Limited
Modern Security Systems (Private Unlimited Company)
Pritchard Services Group Investments Limited
Protection One (UK) Limited
Proximex Limited
Scott Health & Safety Limited
Sensormatic Commercial/Industrial Ltd.
Sensormatic Finance Limited
Sensormatic Investments Limited
Sensormatic Limited
Shearwater Solutions Limited
Shepton Holdings Limited
Spraysafe Automatic Sprinklers Limited
Thorn Security Group Limited
Thorn Security Limited
Thorn Security Pension Trustees Limited
Tyco Building Services Products (UK) Limited
Tyco European Metal Framing Limited
Tyco Fire & Integrated Solutions (UK) Limited
Tyco Fire Products Manufacturing Limited
Tyco Holdings (UK) Limited
Tyco Integrated Systems Limited
Visonic Limited
Visonic Technologies UK Limited
Wormald Holdings (U.K.) Ltd.
Wormald Industrial Property Ltd.

United States	CEM Access Systems, Inc.	TX
	Central CPVC Corporation	AL
	Central Sprinkler LLC	DE
	Chagrin H.Q. Venture Ltd. (50%)	OH
	Chagrin Highlands Inc.	OH
	Chagrin Highlands Ltd. (50%)	OH
	Chemguard, Inc.	TX
	Citrine Pool LLC	NV
	Connect 24 Wireless Communications Inc.	DE
	CVG Holding Corp.	DE

COUNTRY	ENTITY NAME	STATE

United States	Digital Security Controls, Inc.	NY
	Elpas, Inc.	DE
	Fire Products GP Holding, LLC	DE
	Grinnell LLC	DE
	Haz-Tank Fabricators, Inc.	TX
	Master Protection, LP	DE
	MCS Communication Products Inc.	CA
	Obsidian HCM Holdings, Inc.	DE
	Obsidian HCN International Corporation	DE
	Presidia (International) Insurance Company	VT
	Presidia (US) Insurance Company	VT
	Presidia Insurance Company	VT
	Proximex Corporation	DE
	Retail Expert, Inc.	DE
	Scott Technologies Foundation	OH
	Scott Technologies, Inc.	DE
	Senelco Iberia, Inc.	DE
	Sensormatic Asia/Pacific, Inc.	DE
	Sensormatic Electronics (Puerto Rico) LLC	DE
	Sensormatic Electronics, LLC	NV
	Sensormatic International, Inc.	DE
	Shurjoint America, Inc.	NV
	Simplex Time Recorder LLC	MA
	SimplexGrinnell Holdings LLC	DE
	SimplexGrinnell LP	DE
	STI Licensing Corporation	DE
	STI Properties, Inc.	DE
	STI Properties, Ltd.	OH
	STI Risk Management Co.	FL
	STR Grinnell GP Holding, LLC	NV
	Tyco Acquisition Corp. XXV (NV)	NV
	Tyco Finance Corp.	DE
	Tyco Fire & Security (US) Management, Inc.	NV
	Tyco Fire & Security LLC	NV
	Tyco Fire & Security US Holdings LLC	DE
	Tyco Fire Products LP	DE
	Tyco Fire Protection LLC	DE
	Tyco Holdings of Nevada, Inc.	NV
	Tyco Integrated Security LLC	DE
	Tyco International (US) International Holdings B, LLC	DE
	Tyco International Management Company, LLC	NV
	Tyco International PLT Holdings TAC, Inc.	NV
	Tyco International PLT Holdings, Inc.	DE
	Tyco International US China Inc.	DE
	Tyco Merger Sub (NJ) Inc.	NJ

COUNTRY	ENTITY NAME	STATE

United States	Tyco Receivables Corp.	DE
	Tyco Worldwide Services, Inc.	DE
	Visonic Inc.	CT
	Water Holdings Corp.	DE
	White Mountain Group Holdings, Inc.	NV
	White Mountain Insurance Company	VT
	WillFire HC, LLC	DE
	Willoughby Holdings Inc.	DE
	Yarway Corporation	PA

Uruguay	ADT Security Services S.A. (Uruguay)
Knogo Latin America S.A.
LPG America Latina Sociedad Anonima
Visonic S.A. [Uruguay]
Visonic S.R.L.

Venezuela	Ansul de Venezuela C.A.
Grinnell Sistemas de Proteccion Contra Incendio S.A. (Venezuela)

Vietnam	Tyco Engineering (Vietnam) Ltd.

Zambia	ADT Security Services Limited [Zambia]